Exibit 10.14
                             AMENDMENT AND AGREEMENT

         WHEREAS, WaveRider Communications Inc. ("WaveRider"), Canadian Advantage Limited Partnership, and Sovereign Partners, L.P. (referred to as the "Investor") entered into a Common Stock Purchase Agreement (the "Purchase Agreement") dated December 29, 1998; and

         WHEREAS, in or about June, 1999 Canadian Advantage Limited Partnership assigned its rights to participate in the second tranche to Southshore Capital Fund Ltd. (along with Sovereign Partners, LP referred to as "Investors");

         WHEREAS, WaveRider and Investors desire to amend certain terms of the Purchase Agreement as follows:

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, WaveRider and the investors, intending to be legally bound, hereby amend the Purchase Agreement as follows:

1. The Second Tranche Purchase Price shall be $3,000,000, and the Closing of the Secondary Shares in the amount of Three Million ($3,000,000) Dollars shall occur upon the execution of this Agreement.

2. The first Reset Period for the Secondary Shares shall expire on the 30th calendar day after the expiration of the third and final Reset Period for the Initial Shares.

3. The Investors agree that they shall not sell the Secondary Shares until the expiration of the third and final Reset Period for the Initial Shares.

4. WaveRider agrees that it will pay to the Investors, in consideration for the Investors amending the Purchase Agreement as set forth herein, the sum of two percent (2%) of the Second Tranche Purchase Price for each thirty calendar day period (pro rata for any period less than thirty calendar days) after the date of this Agreement until the expiration of the third and final Reset Period for the Initial Shares. The foregoing shall be paid in cash or in shares of Common Stock (at the Bid Price for the five consecutive Trading Days immediately preceding the date such payment is due), at the option of WaveRider, within five Business Days of when due. If WaveRider chooses to pay such amount in shares of Common Stock, WaveRider agrees that it shall file a registration statement with the SEC including such shares of Common Stock within 30 calendar days of when such shares are due to the investors, and such registration statement shall be declared effective within 120 calendar days of when such shares are due to the Investors. In the event such registration statement is not filed and/or declared effective in a timely manner as set forth herein, WaveRider shall be responsible for liquidated damages as set forth in the Registration Rights Agreement.

5. The capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

6. Except for the provisions of this Agreement, all other terms of the Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this Agreement was duly executed on this 14th day of June, 1999.


WAVERIDER COMMUNICATIONS INC.

By _________________________________
     Name:
     Title:


                                               SOVEREIGN PARTNERS, L.P.


                                               By_______________________________
                                                  Name:
                                                  Title:



                                               SOUTHSHORE CAPITAL FUND LTD.


                                               By_______________________________
                                                  Name:
                                                  Title: